Exhibit 99.1

Investor Relations Contact: Amy Mendenhall	Media Contact: Autumnn Mahar
Phone: 479-785-6200	Phone: 479-494-8221
Email: invrel@arcb.com	Email: amahar@arcb.com

ArcBest Announces Third Quarter 2025 Results

●	Asset-Based shipment and tonnage growth despite soft freight environment
●	Asset-Light achieves record volumes and productivity
●	Over $66 million returned to shareholders through share repurchases and dividends year-to-date

FORT SMITH, Arkansas, November 5, 2025 — ArcBest® (Nasdaq: ARCB), a leader in supply chain logistics, today announced financial results for the third quarter ended September 30, 2025.

Third quarter 2025 revenue totaled $1.0 billion, compared to $1.1 billion in the prior-year period. Net income from continuing operations was $39.3 million, or $1.72 per diluted share, versus $100.3 million, or $4.23 per diluted share, in the third quarter of 2024, which included a $69.1 million after-tax benefit from the reduction in the fair value of contingent consideration related to the MoLo acquisition. On a non-GAAP basis, net income was $33.4 million, or $1.46 per diluted share, compared to $38.8 million, or $1.64 per diluted share, in the prior year.

“ArcBest continues to deliver, even in this challenging freight environment,” said Judy R. McReynolds, ArcBest Chairman and CEO. “We achieved growth in LTL shipments and tonnage, and our Asset-Light segment delivered record shipment volumes and productivity. These results underscore the strength of our customer relationships and the value of our integrated solutions.”

Results of Operations Comparisons

Asset-Based

Third Quarter 2025 Versus Third Quarter 2024

●	Revenue of $726.5 million compared to $709.7 million, a per-day increase of 1.6 percent
●	Tonnage per day increase of 2.3 percent
●	Shipments per day increase of 4.3 percent
●	Billed revenue per hundredweight decrease of 1.1 percent
●	Operating income of $70.2 million and an operating ratio of 90.3 percent, which includes $15.9 million of net gains on asset sales, compared to $64.0 million and an operating ratio of 91.0 percent
●	Excluding asset gains, non-GAAP operating income of $54.4 million and an operating ratio of 92.5 percent, compared to $64.0 million and an operating ratio of 91.0 percent

Tonnage growth was driven by a 4.3 percent increase in daily shipments, primarily from newly onboarded core LTL customers. This was partially offset by a 1.9 percent decline in total weight per shipment. While new shipments were generally heavier, ongoing weakness in the manufacturing sector continues to pressure weight per shipment metrics, reducing revenue per shipment without corresponding cost decreases.

To support shipment growth, labor was added, and network capacity was supplemented with purchased transportation and local cartage during peak vacation season. Annual increases in contracted union labor rates, combined with higher purchased transportation spending and equipment depreciation, drove operating expenses higher. Despite these pressures, cost per shipment improved one percent year-over-year as a result of continued productivity gains. Cartage and purchased transportation costs normalized in September after elevated activity in July and August.

Customer contract renewals and deferred pricing agreements averaged a 4.5 percent increase during the quarter. Billed revenue per hundredweight, including and excluding fuel, decreased by 1.1 percent in the third quarter, compared to the third quarter of 2024. Price improvements were offset by a shift in freight profile. Overall, LTL industry pricing remains rational.

Compared sequentially to the second quarter of 2025, third quarter revenue and shipments per day were flat, while weight per shipment declined 3.9 percent, resulting in a 3.7 percent decrease in tonnage per day. Billed revenue per shipment decreased 0.6 percent as price improvements were offset by lower-weight shipments. Billed revenue per hundredweight increased 3.4 percent, reflecting the lower-weight shipments, combined with higher prices and fuel surcharges. Excluding fuel surcharges, revenue per hundredweight increased in the low single digits. The sequential non-GAAP operating ratio improved by 30 basis points.

Asset-Light

Third Quarter 2025 Versus Third Quarter 2024

●	Revenue of $356.0 million compared to $385.3 million, a per-day decrease of 8.3 percent
●	Operating loss of $1.6 million compared to operating income of $84.8 million, which included the $91.9 million pre-tax reduction in the fair value of contingent consideration related to the MoLo earnout
●	On a non-GAAP basis, operating income of $1.6 million compared to operating loss of $3.9 million
●	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), as defined in the attached non-GAAP reconciliation tables, of $3.1 million compared to negative $2.1 million

Revenue decline was primarily due to lower revenue per shipment in a soft-rate environment and a higher mix of managed transportation business, which typically involves smaller, lower-revenue shipments. A 2.5 percent increase in shipments per day reflects continued growth in managed solutions, partially offset by a strategic reduction in less profitable truckload volumes.

Despite revenue declines, the Asset-Light segment delivered $1.6 million of non-GAAP operating income, supported by record volumes, improved margins and disciplined cost management. Productivity, measured by shipments per person per day, reached an all-time high during the quarter.

Compared sequentially to second quarter of 2025, daily revenue increased 3.3 percent, driven by a 10.1 percent increase in shipments per day. This increase was offset by a 6.2 percent decline in revenue per shipment, reflecting a higher proportion of smaller, lower-revenue managed solutions shipments. However, increased revenues combined with productivity gains contributed to improved financial performance.

Conference Call

ArcBest will host a conference call with company executives to discuss the quarterly results. The call will be today, Wednesday, November 5, 2025, at 9:30 a.m. ET (8:30 a.m. CT). Interested parties are invited to listen by calling (800) 715-9871 or by joining the webcast which can be found on ArcBest’s website at arcb.com. Slides to accompany this call are included in Exhibit 99.3 of the Form 8-K filed on November 5, 2025, will be posted and available to download on the company’s website prior to the scheduled conference time, and will be included in the webcast. Following the call, a recorded playback will be available through the end of the day on November 19, 2025. To listen to the playback, dial (800) 770-2030. The conference call ID for the live conference call and the playback is 6423434. The conference call and playback can also be accessed through November 19, 2025, on ArcBest’s website at arcb.com.

About ArcBest

ArcBest® (Nasdaq: ARCB) is a multibillion-dollar integrated logistics company that helps keep the global supply chain moving. Founded in 1923 and now with 14,000 employees across 250 campuses and service centers, the company is a logistics powerhouse, using its technology, expertise and scale to connect shippers with the solutions they need — from ground, air and ocean transportation to fully managed supply chains. ArcBest has a long history of innovation that is enriched by deep customer relationships. With a commitment to helping customers navigate supply chain challenges now and in the future, the company is developing ground-breaking technology like Vaux™, one of the TIME Best Inventions of 2023. For more information, visit arcb.com.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding (i) our expectations about our intrinsic value or our prospects for growth and value creation and (ii) our financial outlook, position, strategies, goals, and expectations. Terms such as “anticipate,” “believe,” “could,” “designed,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “likely,” “may,” “plan,” “predict,” “project,” “scheduled,” “seek,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct and caution the reader not to place undue reliance on our forward-looking statements. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: data privacy breaches, cybersecurity incidents, and/or failures of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely; interruption or failure of third-party software or information technology systems, including but not limited to licensed software; untimely or ineffective development and implementation of, or failure to realize the potential benefits associated with, new or enhanced technology or processes; the loss or reduction of business from large customers or an overall reduction in our customer base; the timing and performance of growth initiatives and the ability to manage our cost structure; the cost, integration, and performance of acquisitions and the inability to realize the anticipated benefits of the acquisition within the expected time period or at all; unsolicited takeover proposals, proxy contests, and other proposals or actions by activist investors; maintaining our corporate reputation and intellectual property rights; establishing and maintaining adequate internal controls over financial reporting; nationwide or global disruption in the supply chain resulting in increased volatility in freight volumes; competitive initiatives and pricing pressures; increased prices for and decreased availability of equipment, including new revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; relationships with employees, including unions, and our ability to attract, retain, and upskill employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; union employee wages and benefits, including changes in required contributions to multiemployer plans; availability and cost of reliable third-party services; our ability to secure independent owner-operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; the effects, costs and potential liabilities related to changes in and compliance with, or violation of, existing or future governmental laws and regulations, including, but not limited to, environmental laws and regulations, such as emissions-control regulations and fuel efficiency regulations; default on covenants of financing arrangements and the availability and terms of future financing arrangements; our ability to generate sufficient cash from operations to support significant ongoing capital expenditure requirements and other business initiatives; self-insurance claims, insurance premium costs, and loss of our ability to self-insure; potential impairment of long-lived assets and goodwill and intangible assets; the effects of a widespread outbreak of an illness or disease or any other public health crisis, as well as regulatory measures implemented in response to such events; external events which may adversely affect us or the third parties who provide services for us, for which our business continuity plans may not adequately prepare us, including, but not limited to, the occurrence of natural disasters, health epidemics, geopolitical conflicts, acts of war, cybersecurity incidents, or trade restrictions; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; seasonal fluctuations, adverse weather conditions, natural disasters, and climate change; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from those expressed in these forward-looking statements, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBest® and its reportable segments.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2025	2024	2025	2024

	(Unaudited)
	($ thousands, except share and per share data)
REVENUES	$1,048,137	$1,063,124	$3,037,470	$3,177,374

OPERATING EXPENSES	993,510	928,131	2,938,904	2,971,101

OPERATING INCOME	54,627	134,993	98,566	206,273

OTHER INCOME (COSTS)
Interest and dividend income	1,368	3,130	3,555	9,686
Interest and other related financing costs	(3,334)	(2,281)	(9,045)	(6,587)
Other, net	847	862	574	(28,118)
	(1,119)	1,711	(4,916)	(25,019)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	53,508	136,704	93,650	181,254

INCOME TAX PROVISION	14,234	36,390	25,436	36,928

NET INCOME FROM CONTINUING OPERATIONS	39,274	100,314	68,214	144,326

INCOME FROM DISCONTINUED OPERATIONS, net of tax(1)	—	—	—	600

NET INCOME	$39,274	$100,314	$68,214	$144,926

BASIC EARNINGS PER COMMON SHARE(2)
Continuing operations	$1.73	$4.25	$2.97	$6.12
Discontinued operations(1)	—	—	—	0.03
	$1.73	$4.25	$2.97	$6.14

DILUTED EARNINGS PER COMMON SHARE(2)
Continuing operations	$1.72	$4.23	$2.96	$6.03
Discontinued operations(1)	—	—	—	0.03
	$1.72	$4.23	$2.96	$6.06

AVERAGE COMMON SHARES OUTSTANDING
Basic	22,718,292	23,624,761	22,952,014	23,601,548
Diluted	22,811,670	23,690,120	23,037,638	23,923,047

1)	Represents adjustments related to the gain on sale of FleetNet America® (“FleetNet”), which sold on February 28, 2023.
2)	Earnings per common share is calculated in total and may not equal the sum of earnings per common share from continuing operations and discontinued operations due to rounding.

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	September 30	December 31
	2025	2024

	(Unaudited)
	($ thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$120,604	$127,444
Short-term investments	12,023	29,759
Accounts receivable, less allowances (2025 - $8,372; 2024 - $8,257)	408,610	394,838
Other accounts receivable, less allowances (2025 - $648; 2024 - $648)	23,538	36,055
Prepaid expenses	35,365	47,860
Prepaid and refundable income taxes	46,066	28,641
Other	10,925	11,045
TOTAL CURRENT ASSETS	657,131	675,642

PROPERTY, PLANT AND EQUIPMENT
Land and structures	550,883	520,119
Revenue equipment	1,223,311	1,166,161
Service, office, and other equipment	362,243	351,907
Software	187,197	182,396
Leasehold improvements	37,175	32,263
	2,360,809	2,252,846
Less allowances for depreciation and amortization	1,210,512	1,186,800
PROPERTY, PLANT AND EQUIPMENT, net	1,150,297	1,066,046

GOODWILL	304,753	304,753
INTANGIBLE ASSETS, net	79,227	88,615
OPERATING RIGHT-OF-USE ASSETS	226,033	192,753
DEFERRED INCOME TAXES	7,825	9,536
OTHER LONG-TERM ASSETS	75,915	92,386
TOTAL ASSETS	$2,501,181	$2,429,731

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$164,266	$168,943
Accrued expenses	392,088	398,700
Current portion of long-term debt	78,631	63,978
Current portion of operating lease liabilities	35,470	34,364
TOTAL CURRENT LIABILITIES	670,455	665,985

LONG-TERM DEBT, less current portion	135,469	125,156
OPERATING LEASE LIABILITIES, less current portion	210,958	189,978
POSTRETIREMENT LIABILITIES, less current portion	13,400	13,361
DEFERRED INCOME TAXES	113,999	78,649
OTHER LONG-TERM LIABILITIES	33,982	42,240

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2025: 30,484,689 shares; 2024: 30,401,768 shares	305	304
Additional paid-in capital	336,484	329,575
Retained earnings	1,495,194	1,435,250
Treasury stock, at cost, 2025: 7,892,752 shares; 2024: 7,114,844 shares	(509,169)	(451,039)
Accumulated other comprehensive income	104	272
TOTAL STOCKHOLDERS’ EQUITY	1,322,918	1,314,362
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,501,181	$2,429,731

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30
	2025	2024

	(Unaudited)
	($ thousands)
OPERATING ACTIVITIES
Net income	$68,214	$144,926
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	115,690	100,104
Amortization of intangibles	9,600	9,616
Share-based compensation expense	8,904	9,040
Provision for losses on accounts receivable	2,386	2,038
Change in deferred income taxes	37,117	10,547
Gain on sale of property and equipment	(15,684)	(1,063)
Pre-tax gain on sale of discontinued operations	—	(806)
Change in fair value of contingent consideration	(2,650)	(80,740)
Change in fair value of equity investment	—	28,739
Changes in operating assets and liabilities:
Receivables	(2,931)	44,344
Prepaid expenses	12,495	4,634
Other assets	(4,994)	(3,364)
Income taxes	(17,320)	(2,870)
Operating right-of-use assets and lease liabilities, net	(11,194)	(7,088)
Accounts payable, accrued expenses, and other liabilities	(15,342)	(29,009)
NET CASH PROVIDED BY OPERATING ACTIVITIES	184,291	229,048

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(107,005)	(169,839)
Proceeds from sale of property and equipment	32,518	6,187
Purchases of short-term investments	(12,000)	(29,236)
Proceeds from sale of short-term investments	30,226	55,874
Capitalization of internally developed software	(9,958)	(12,437)
Other investing activities	8,756	—
NET CASH USED IN INVESTING ACTIVITIES	(57,463)	(149,451)

FINANCING ACTIVITIES
Borrowings under credit facilities	25,000	—
Payments on long-term debt	(87,275)	(102,366)
Net change in book overdrafts	(2,887)	(1,676)
Deferred financing costs	(112)	(65)
Payment of common stock dividends	(8,270)	(8,485)
Purchases of treasury stock	(58,130)	(56,108)
Payments for tax withheld on share-based compensation	(1,994)	(22,662)
NET CASH USED IN FINANCING ACTIVITIES	(133,668)	(191,362)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(6,840)	(111,765)
Cash and cash equivalents at beginning of period	127,444	262,226
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$120,604	$150,461

NONCASH INVESTING ACTIVITIES
Equipment financed	$87,241	$53,939
Accruals for equipment received	$1,333	$5,114
Lease liabilities arising from obtaining right-of-use assets	$47,306	$40,872

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended				Nine Months Ended
	September 30				September 30
	2025		2024		2025		2024

	(Unaudited)
	($ thousands, except percentages)
REVENUES FROM CONTINUING OPERATIONS
Asset-Based	$726,475		$709,722		$2,086,081		$2,093,914
Asset-Light	355,969		385,324		1,053,903		1,177,504
Other and eliminations	(34,307)		(31,922)		(102,514)		(94,044)
Total consolidated revenues from continuing operations	$1,048,137		$1,063,124		$3,037,470		$3,177,374

OPERATING EXPENSES FROM CONTINUING OPERATIONS
Asset-Based
Salaries, wages, and benefits	$370,164	51.0%	$358,469	50.5%	$1,080,234	51.8%	$1,056,146	50.4%
Fuel, supplies, and expenses	81,861	11.3	79,170	11.2	239,337	11.5	243,152	11.6
Operating taxes and licenses	13,373	1.8	13,538	1.9	40,330	1.9	40,624	1.9
Insurance	18,560	2.5	19,819	2.8	54,176	2.6	51,265	2.4
Communications and utilities	5,166	0.7	4,793	0.6	16,126	0.8	14,004	0.7
Depreciation and amortization	35,054	4.8	26,967	3.8	97,308	4.7	80,620	3.9
Rents and purchased transportation	81,142	11.2	73,600	10.4	224,501	10.8	209,586	10.0
Shared services	66,892	9.2	69,463	9.8	199,203	9.5	206,622	9.9
Gain on sale of property and equipment(1)	(15,874)	(2.2)	(1,688)	(0.2)	(16,010)	(0.8)	(1,630)	(0.1)
Other	(25)	—	1,571	0.2	3,268	0.1	3,257	0.2
Total Asset-Based	656,313	90.3%	645,702	91.0%	1,938,473	92.9%	1,903,646	90.9%

Asset-Light
Purchased transportation	$302,309	84.9%	$331,107	85.9%	$895,503	85.0%	$1,014,476	86.2%
Salaries, wages, and benefits	24,913	7.0	30,150	7.8	76,091	7.2	91,490	7.8
Supplies and expenses	1,970	0.6	2,702	0.7	5,448	0.5	8,279	0.7
Depreciation and amortization(2)	4,647	1.3	5,037	1.3	13,870	1.3	15,154	1.3
Shared services	18,657	5.2	17,547	4.6	55,232	5.2	51,118	4.3
Contingent consideration(3)	—	—	(91,910)	(23.9)	(2,650)	(0.2)	(80,740)	(6.9)
Other	5,068	1.4	5,912	1.6	15,793	1.5	17,704	1.5
Total Asset-Light	357,564	100.4%	300,545	78.0%	1,059,287	100.5%	1,117,481	94.9%

Other and eliminations(4)	(20,367)		(18,116)		(58,856)		(50,026)
Total consolidated operating expenses from continuing operations	$993,510	94.8%	$928,131	87.3%	$2,938,904	96.8%	$2,971,101	93.5%

OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS
Asset-Based	$70,162		$64,020		$147,608		$190,268
Asset-Light	(1,595)		84,779		(5,384)		60,023
Other and eliminations(4)	(13,940)		(13,806)		(43,658)		(44,018)
Total consolidated operating income from continuing operations	$54,627		$134,993		$98,566		$206,273

1)	The 2025 periods include a net gain of $15.7 million, primarily related to two service center sales during third quarter 2025.
2)	Includes amortization of intangibles associated with acquired businesses.
3)	Represents the change in fair value of the contingent earnout consideration recorded for the MoLo acquisition. The liability for contingent consideration is remeasured at each quarterly reporting date, and any change in fair value as a result of the recurring assessments is recognized in operating income (loss). The Company reduced the contingent consideration for the MoLo acquisition to zero in second quarter 2025, reflecting the probability of no earnout payment based on projections of adjusted earnings before interest, taxes, depreciation, and amortization for 2025.
4)	“Other and eliminations” includes corporate costs for certain unallocated shared service costs which are not attributable to any segment, additional investments to offer comprehensive transportation and logistics services across multiple operating segments, costs related to our customer pilot offering of Vaux, and other investments in ArcBest technology and innovations.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

We report our financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide analysts, investors, and others the same information that we use internally for purposes of assessing our core operating performance and provides meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Accordingly, non-GAAP results are presented on a continuing operations basis, excluding the discontinued operations of FleetNet, which sold on February 28, 2023. The use of certain non-GAAP measures improves comparability in analyzing our performance because it removes the impact of items from operating results that, in management's opinion, do not reflect our core operating performance. Other companies may calculate non-GAAP measures differently; therefore, our calculation may not be comparable to similarly titled measures of other companies. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. These financial measures should not be construed as better measurements than operating income, net income or earnings per share, as determined under GAAP.

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2025	2024	2025	2024

ArcBest Corporation — Consolidated	(Unaudited)
	($ thousands, except per share data)
Operating Income from Continuing Operations
Amounts on GAAP basis	$54,627	$134,993	$98,566	$206,273
Innovative technology costs, pre-tax(1)	7,713	8,512	22,349	26,521
Purchase accounting amortization, pre-tax(2)	3,192	3,192	9,576	9,576
Change in fair value of contingent consideration, pre-tax(3)	—	(91,910)	(2,650)	(80,740)
Gain on sale of certain properties, pre-tax(4)	(15,726)	—	(15,726)	—
Non-GAAP amounts	$49,806	$54,787	$112,115	$161,630

Net Income from Continuing Operations
Amounts on GAAP basis	$39,274	$100,314	$68,214	$144,326
Innovative technology costs, after-tax (includes related financing costs)(1)	5,862	6,511	17,014	20,331
Purchase accounting amortization, after-tax(2)	2,399	2,401	7,195	7,202
Change in fair value of contingent consideration, after-tax(3)	—	(69,124)	(1,991)	(60,723)
Gain on sale of certain properties, after-tax(4)	(11,778)	—	(11,778)	—
Change in fair value of equity investment, after-tax(5)	—	—	—	21,603
Changes in cash surrender value and gains on life insurance policies	(2,348)	(1,333)	(3,089)	(3,006)
Tax expense (benefit) from vested RSUs(6)	8	(9)	1,000	(11,273)
Non-GAAP amounts	$33,417	$38,760	$76,565	$118,460

Diluted Earnings Per Share from Continuing Operations
Amounts on GAAP basis	$1.72	$4.23	$2.96	$6.03
Innovative technology costs, after-tax (includes related financing costs)(1)	0.26	0.27	0.74	0.85
Purchase accounting amortization, after-tax(2)	0.11	0.10	0.31	0.30
Change in fair value of contingent consideration, after-tax(3)	—	(2.92)	(0.09)	(2.54)
Gain on sale of certain properties, after-tax(4)	(0.52)	—	(0.51)	—
Change in fair value of equity investment, after-tax(5)	—	—	—	0.90
Changes in cash surrender value and gains on life insurance policies	(0.10)	(0.06)	(0.13)	(0.13)
Tax expense (benefit) from vested RSUs(6)	—	—	0.04	(0.47)
Non-GAAP amounts(7)	$1.46	$1.64	$3.32	$4.95

See “Notes to Non-GAAP Financial Tables” for footnotes to this ArcBest Corporation – Consolidated non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

	Three Months Ended				Nine Months Ended
	September 30				September 30
	2025		2024		2025		2024

Segment Operating Income (Loss) Reconciliations	(Unaudited) ($ thousands, except percentages)

Asset-Based Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$70,162	90.3%	$64,020	91.0%	$147,608	92.9%	$190,268	90.9%
Gain on sale of certain properties, pre-tax(4)	(15,726)	2.2	—	—	(15,726)	0.8	—	—
Non-GAAP amounts(7)	$54,436	92.5%	$64,020	91.0%	$131,882	93.7%	$190,268	90.9%

Asset-Light

Asset-Light Segment
Operating Income (Loss) ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$(1,595)	100.4%	$84,779	78.0%	$(5,384)	100.5%	$60,023	94.9%
Purchase accounting amortization, pre-tax(2)	3,192	(0.9)	3,192	(0.8)	9,576	(0.9)	9,576	(0.8)
Change in fair value of contingent consideration, pre-tax(3)	—	—	(91,910)	23.9	(2,650)	0.2	(80,740)	6.9
Non-GAAP amounts(7)	$1,597	99.6%	$(3,939)	101.0%	$1,542	99.9%	$(11,141)	100.9%

Other and Eliminations
Operating Loss ($)
Amounts on GAAP basis	$(13,940)		$(13,806)		$(43,658)		$(44,018)
Innovative technology costs, pre-tax(1)	7,713		8,512		22,349		26,521
Non-GAAP amounts	$(6,227)		$(5,294)		$(21,309)		$(17,497)

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this Segment Operating Income (Loss) Reconciliations non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Effective Tax Rate Reconciliation
ArcBest Corporation - Consolidated

(Unaudited)
($ thousands, except percentages)	Three Months Ended September 30, 2025
		Other	Income	Income
CONTINUING OPERATIONS	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(8)
Amounts on GAAP basis	$54,627	$(1,119)	$53,508	$14,234	$39,274	26.6%
Innovative technology costs(1)	7,713	81	7,794	1,932	5,862	24.8
Purchase accounting amortization(2)	3,192	—	3,192	793	2,399	24.9
Gain on sale of certain properties(4)	(15,726)	—	(15,726)	(3,948)	(11,778)	(25.1)
Changes in cash surrender value and gains on life insurance policies	—	(2,348)	(2,348)	—	(2,348)	—
Tax expense from vested RSUs(6)	—	—	—	(8)	8	—
Non-GAAP amounts	$49,806	$(3,386)	$46,420	$13,003	$33,417	28.0%

	Nine Months Ended September 30, 2025
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(8)
Amounts on GAAP basis	$98,566	$(4,916)	$93,650	$25,436	$68,214	27.2%
Innovative technology costs(1)	22,349	274	22,623	5,609	17,014	24.8
Purchase accounting amortization(2)	9,576	—	9,576	2,381	7,195	24.9
Change in fair value of contingent consideration(3)	(2,650)	—	(2,650)	(659)	(1,991)	(24.9)
Gain on sale of certain properties(4)	(15,726)	—	(15,726)	(3,948)	(11,778)	(25.1)
Changes in cash surrender value and gains on life insurance policies	—	(3,089)	(3,089)	—	(3,089)	—
Tax expense from vested RSUs(6)	—	—	—	(1,000)	1,000	—
Non-GAAP amounts	$112,115	$(7,731)	$104,384	$27,819	$76,565	26.7%

	Three Months Ended September 30, 2024
		Other	Income	Income
CONTINUING OPERATIONS	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(8)
Amounts on GAAP basis	$134,993	$1,711	$136,704	$36,390	$100,314	26.6%
Innovative technology costs(1)	8,512	145	8,657	2,146	6,511	24.8
Purchase accounting amortization(2)	3,192	—	3,192	791	2,401	24.8
Change in fair value of contingent consideration(3)	(91,910)	—	(91,910)	(22,786)	(69,124)	(24.8)
Changes in cash surrender value and gains on life insurance policies	—	(1,333)	(1,333)	—	(1,333)	—
Tax benefit from vested RSUs(6)	—	—	—	9	(9)	—
Non-GAAP amounts	$54,787	$523	$55,310	$16,550	$38,760	29.9%

	Nine Months Ended September 30, 2024
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(8)
Amounts on GAAP basis	$206,273	$(25,019)	$181,254	$36,928	$144,326	20.4%
Innovative technology costs(1)	26,521	512	27,033	6,702	20,331	24.8
Purchase accounting amortization(2)	9,576	—	9,576	2,374	7,202	24.8
Change in fair value of contingent consideration(3)	(80,740)	—	(80,740)	(20,017)	(60,723)	(24.8)
Change in fair value of equity investment(5)	—	28,739	28,739	7,136	21,603	24.8
Changes in cash surrender value and gains on life insurance policies	—	(3,006)	(3,006)	—	(3,006)	—
Tax benefit from vested RSUs(6)	—	—	—	11,273	(11,273)	—
Non-GAAP amounts	$161,630	$1,226	$162,856	$44,396	$118,460	27.3%

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this Effective Tax Rate Reconciliation non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

Management uses Adjusted EBITDA as a key measure of performance and for business planning. The measure is particularly meaningful for analysis of operating performance because it excludes amortization of acquired intangibles and software of the Asset-Light segment and changes in the fair values of contingent consideration and equity investment, which are significant expenses or gains resulting from strategic decisions or other factors rather than core daily operations. Additionally, Adjusted EBITDA is a primary component of the financial covenants contained in our credit agreement. The calculation of Consolidated Adjusted EBITDA as presented below begins with net income from continuing operations, which is the most directly comparable GAAP measure. The calculation of Asset-Light Adjusted EBITDA as presented below begins with operating income (loss), as other income (costs), income tax provision, and net income from continuing operations are reported at the consolidated level and not included in the operating segment financial information evaluated by management to make operating decisions.

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2025	2024	2025	2024

	(Unaudited)
	($ thousands)
ArcBest Corporation - Consolidated Adjusted EBITDA from Continuing Operations
Net Income from Continuing Operations	$39,274	$100,314	$68,214	$144,326
Interest and other related financing costs	3,334	2,281	9,045	6,587
Income tax provision	14,234	36,390	25,436	36,928
Depreciation and amortization(9)	44,400	36,611	125,290	109,720
Amortization of share-based compensation	2,742	2,718	8,904	9,040
Change in fair value of contingent consideration(3)	—	(91,910)	(2,650)	(80,740)
Change in fair value of equity investment(5)	—	—	—	28,739
Consolidated Adjusted EBITDA from Continuing Operations	$103,984	$86,404	$234,239	$254,600

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this ArcBest Corporation – Consolidated Adjusted EBITDA from Continuing Operations non-GAAP table.

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2025	2024	2025	2024

	(Unaudited)
	($ thousands)
Asset-Light Adjusted EBITDA
Operating Income (Loss)	$(1,595)	$84,779	$(5,384)	$60,023
Depreciation and amortization(9)	4,647	5,037	13,870	15,154
Change in fair value of contingent consideration(3)	—	(91,910)	(2,650)	(80,740)
Asset-Light Adjusted EBITDA	$3,052	$(2,094)	$5,836	$(5,563)

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this Asset-Light Adjusted EBITDA non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Notes to Non-GAAP Financial Tables

The following footnotes apply to the non-GAAP financial tables presented in this press release.

1)	Represents costs related to our customer pilot offering of Vaux and initiatives to optimize our performance through technological innovation.
2)	Represents the amortization of acquired intangible assets in the Asset-Light segment.
3)	Represents change in fair value of the contingent earnout consideration recorded for the MoLo acquisition, as previously described in the footnotes to the Financial Statement Operating Segment Data and Operating Ratios table.
4)	Primarily includes gains on two service center sales within the Asset-Based operations.
5)	Represents a noncash impairment charge to write off an equity investment in Phantom Auto, a provider of human-centered remote operation software, which ceased operations during first quarter 2024.
6)	Represents recognition of the tax impact for vesting of share-based compensation.
7)	Non-GAAP amounts are calculated in total and may not equal the sum of GAAP amounts and non-GAAP adjustments due to rounding.
8)	Tax rate for total “Amounts on GAAP basis” represents the effective tax rate. The tax effects of non-GAAP adjustments are calculated based on the statutory rate applicable to each item based on tax jurisdiction unless the nature of the item requires the tax effect to be estimated by applying a specific tax treatment.
9)	Includes amortization of intangibles associated with acquired businesses.

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended			Nine Months Ended
	September 30			September 30
	2025	2024	% Change	2025	2024	% Change

	(Unaudited)
Asset-Based

Workdays	64.0	63.5		190.5	191.0

Billed Revenue(1) / CWT	$50.19	$50.76	(1.1%)	$49.37	$49.81	(0.9%)

Billed Revenue(1) / Shipment	$534.80	$551.34	(3.0%)	$534.52	$552.20	(3.2%)

Tonnage / Day	11,238	10,983	2.3%	11,125	11,035	0.8%

Shipments / Day	21,095	20,221	4.3%	20,550	19,907	3.2%

Shipments / DSY hour	0.446	0.445	0.2%	0.448	0.445	0.7%

Weight / Shipment	1,065	1,086	(1.9%)	1,083	1,109	(2.3%)

Average Length of Haul (Miles)	1,129	1,143	(1.2%)	1,128	1,130	(0.2%)

1)	Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue used for calculating revenue per hundredweight measurements has not been adjusted for the portion of revenue deferred for financial statement purposes.

	Year Over Year % Change
	Three Months Ended	Nine Months Ended
	September 30, 2025	September 30, 2025

	(Unaudited)
Asset-Light

Revenue / Shipment	(10.6%)	(7.9%)

Shipments / Day	2.5%	(2.6%)

Shipments / Employee / Day	32.6%	23.6%

###